UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CHIMERA INVESTMENT CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-33796	26-0630461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Madison Avenue, 32nd Floor

New York, New York 10022

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (212) 626-2300

Securities registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
8.00% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share ($25.00 liquidation preference per share)	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable):

File No. 333-209249

Securities registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered.

A description of the 8.00% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Series A Preferred Stock”), to be registered hereunder is contained in the section entitled “Description of the Series A Preferred Stock” in the Registrant’s prospectus supplement dated October 6, 2016, as filed with the U.S. Securities and Exchange Commission (the “Commission”) on October 7, 2016 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, and in the section entitled “Description of Equity Securities” in the accompanying prospectus dated February 1, 2016, which sections are incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description

3.1	Articles of Amendment and Restatement of Chimera Investment Corporation (filed with the Commission as Exhibit 3.1 to the Registrant’s Registration Statement on Amendment No. 1 to Form S-11 (File No. 333-145525) filed on September 27, 2007 and incorporated herein by reference).

3.2	Articles of Amendment of Chimera Investment Corporation (filed with the Commission as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 28, 2009 and incorporated herein by reference).

3.3	Articles of Amendment of Chimera Investment Corporation (filed with the Commission as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 5, 2010 and incorporated herein by reference).

3.4	Articles of Amendment of Chimera Investment Corporation (filed with the Commission as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on April 6, 2015 and incorporated herein by reference).

3.5	Articles of Amendment of Chimera Investment Corporation (filed with the Commission as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on April 6, 2015 and incorporated herein by reference).

3.6	Articles Supplementary to the Articles of Amendment and Restatement of Chimera Investment Corporation designating the shares of 8.00% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share (filed with the Commission as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 12, 2016 and incorporated herein by reference).

3.7	Amended and Restated Bylaws of Chimera Investment Corporation (filed with the Commission as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 23, 2015 and incorporated herein by reference).

4.1	Form of specimen certificate representing the shares of 8.00% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share (filed with the Commission as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on October 12, 2016 and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CHIMERA INVESTMENT CORPORATION

Date: October 12, 2016	By:	/s/ Rob Colligan
Name: Rob Colligan
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3.1	Articles of Amendment and Restatement of Chimera Investment Corporation (filed with the Commission as Exhibit 3.1 to the Registrant’s Registration Statement on Amendment No. 1 to Form S-11 (File No. 333-145525) filed on September 27, 2007 and incorporated herein by reference).

3.2	Articles of Amendment of Chimera Investment Corporation (filed with the Commission as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 28, 2009 and incorporated herein by reference).

3.3	Articles of Amendment of Chimera Investment Corporation (filed with the Commission as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 5, 2010 and incorporated herein by reference).

3.4	Articles of Amendment of Chimera Investment Corporation (filed with the Commission as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on April 6, 2015 and incorporated herein by reference).

3.5	Articles of Amendment of Chimera Investment Corporation (filed with the Commission as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on April 6, 2015 and incorporated herein by reference).

3.6	Articles Supplementary to the Articles of Amendment and Restatement of Chimera Investment Corporation designating the shares of 8.00% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share (filed with the Commission as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 12, 2016 and incorporated herein by reference).

3.7	Amended and Restated Bylaws of Chimera Investment Corporation (filed with the Commission as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 23, 2015 and incorporated herein by reference).

4.1	Form of specimen certificate representing the shares of 8.00% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share (filed with the Commission as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on October 12, 2016 and incorporated herein by reference).